Exhibit 10.22

*** CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS IN BRACKETS) HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

RMB WORKING CAPITAL LOAN AGREEMENT

Contact number: HTZ110660000LDZJ202000014

Borrower (Party A): Genetron Health (Beijing) Company, Ltd.

Domicile: Room 201, 2/F, Building 11, Sector 1, No. 8 Shengmingyuan Road, Zhongguancun Life Science Park, Huilongguan Town, Changping District, Beijing

Post code:102200

Legal representative (principal): Wang Sizhen

Fax: 010-50907512

Tel: 010-50907513

Lender (Party B): China Construction Bank, Beijing Chaoyang Sub-branch

Domicile: No. B-10 Chaowai Avenue, Chaoyang District, Beijing

Post code:100020

Principal: Lin Lin

Fax: 010-65991052

Tel: 010-65991052

For the purpose of the daily operation of Party A, Party A applies with Party B for a loan, and Party B agrees to extend a loan to Party A. In accordance with the applicable laws, regulations and rules, and after negotiations, the Parties enter into this Contract for mutual compliance.

Article 1    Amount of Loan

Party A borrows from Party B a loan in an amount of (in words) Renminbi thirty million yuan.

Article 2    Purpose of Loan and Source of Repayment Funding

Party A shall use the proceeds of the loan for the daily production and operation.

The specific purpose of the loan hereunder and the source of repayment funding are detailed in Appendix 1 (Basic Information about the Loan).

Article 3    Term

The term of the loan hereunder shall be twelve months, from March 19, 2020 to March 15, 2021.

If the commencement date of the term set out hereunder is inconsistent with the commencement date set out in the loan disbursement certificate (for the purpose of this Contract, i.e., the receipt of loan), the actual disbursement date set out in the loan disbursement certificate for the first disbursement hereunder shall prevail, and the maturity date set out in the first paragraph of this article shall be adjusted accordingly.

The loan disbursement certificate shall be a part of this Contract, and have the equal legal force as this Contract.

Article 4    Loan Interest Rate, Default Interest Rate, Interest Calculation and Settlement

I.	Loan interest rate

The loan interest rate set out hereunder shall be an annual interest rate, and shall be determined in accordance with paragraph (I) below:

(I)	a fixed interest rate, i.e., the LPR minus (plus/minus) 200 basis points (1 basis point =0.01%, rounded to 0.01 basis point), which shall remain unchanged during the term of the loan;

(II)

a floating interest rate, i.e., the LPR [BLANK] (plus/minus) [BLANK] basis points (1 basis point =0.01%, rounded to 0.01 basis point), which will be adjusted every [BLANK] months from the value date to the date of the full repayment of all principal and interest payable hereunder based on the LPR on the business day immediately preceding the interest rate adjustment date plus/minus the basis points above. The interest rate adjustment date shall be the same numerical date in the month of adjustment as the value date, or if there is no same numerical date in the month of adjustment as the value date, the last day of the month of adjustment; or

(III)	[BLANK]

II.	Default interest rate

(I)

If Party A fails to use the proceeds of the loan for the purpose agreed hereunder, default interest will accrue on such misappropriated amount at a default interest rate equal to 200% of the loan interest rate. If the loan interest rate is adjusted according to Article 4.I.(II) above, the default interest rate shall be adjusted according to such adjusted loan interest rate and the mark-up set out above.

(II)

If Party A fails to repay the loan hereunder when due, default interest will accrue on such overdue amount at a default interest rate equal to 150% of the loan interest rate. If the loan interest rate is adjusted according to Article 4.I.(II) above, the default interest rate shall be adjusted according to such adjusted loan interest rate and the mark-up set out above.

(III)

If the overdue default interest and the misappropriation default interest are applicable to the loan at the same time, the default interest and compound interest shall accrue at the higher of the overdue default interest rate and the misappropriation default interest rate.

III.

The “value date” referred to in this article means the date on which the proceeds of the first disbursement of loan hereunder are credited to the disbursement account agreed under Article 6 of this Contract (the Disbursement Account). The LPR hereunder shall be determined according to the paragraph (2) below:

(1)

At the time of the first disbursement hereunder, the LPR shall be the one-year loan prime rate (1Y LPR) published by the National Interbank Funding Center on the business day immediately preceding the effectiveness date of this Contract. When the loan interest rate is subsequently adjusted according to the provisions above, the LPR shall be the 1Y LPR published by the National Interbank Funding Center on the business day immediately preceding such adjustment date.

(2)

At the time of the first disbursement hereunder, the LPR shall be the one-year loan prime rate (1Y LPR) published by the National Interbank Funding Center on the business day immediately preceding the value date. When the loan interest rate is subsequently adjusted according to the provisions above, the LPR shall be the 1Y LPR published by the National Interbank Funding Center on the business day immediately preceding such adjustment date.

(3)

At the time of the first disbursement hereunder, the LPR shall be the five-year loan prime rate (5Y LPR) published by the National Interbank Funding Center on the business day immediately preceding the effectiveness date of this Contract. When the loan interest rate is subsequently adjusted according to the provisions above, the LPR shall be the 5Y LPR published by the National Interbank Funding Center on the business day immediately preceding such adjustment date.

(4)

At the time of the first disbursement hereunder, the LPR shall be the five-year loan prime rate (5Y LPR) published by the National Interbank Funding Center on the business day immediately preceding the value date. When the loan interest rate is subsequently adjusted according to the provisions above, the LPR shall be the 5Y LPR published by the National Interbank Funding Center on the business day immediately preceding such adjustment date.

IV.

The loan interest will start to accrue on a daily basis from the date on which the proceeds of the loan are credited to the Disbursement Account, and the daily interest rate = the annual interest rate/360. If Party A fails to pay interest on the interest settlement date agreed hereunder, compound interest will accrue on such unpaid interest from the day immediately following its due date.

V.	Interest settlement

(I)

If a fixed interest rate is adopted, the interest shall be calculated and settled at the agreed interest rate. If a floating interest rate is adopted, the interest will be calculated at the interest rate applicable to each floating period. If the interest rate changes multiple times during an interest settlement period, the interest accrued in each floating period will be calculated separately, and the interest payable in respect of such interest settlement period shall be the sum of the interest accrued in all such floating periods.

(II)	The interest on the loan hereunder shall be settled in accordance with paragraph (2) below:

(1)	the interest shall be settled on a monthly basis, on the 20th day of each month;

(2)	the interest shall be settled on a quarterly basis, on the 20th day of the last month of each quarter; or

(3)	[BLANK].

Article 5    Disbursement and Payment of Loan

I.	Conditions precedent to disbursement

Party B has no obligation to disburse any loan hereunder, unless all the following conditions have been and remain satisfied, or waived by Party B:

(1)	Party A has duly completed all approval, registration, delivery, insurance and other statutory formalities for the loan hereunder;

(2)	if any security or guarantee is required hereunder, such security or guarantee to the satisfaction of Party B has taken effect and remains effective;

(3)	Party A has opened an account as required by Party B for drawdown and repayment of the loan;

(4)	Party A is not in any event of default set out hereunder;

(5)	there is no circumstance which may endanger the claims of Party B as agreed hereunder;

(6)	the extension of the loan by Party B hereunder is not prohibited or restricted by the applicable laws, regulations or rules or any competent authority;

(7)	Party A continues to comply with the requirements in Appendix 2 (Financial Covenants);

(8)	Party A has submitted the documents and materials which are required to be submitted prior to the disbursement in accordance with this Contract;

(9)	the documents and materials provided by Party A to Party B are legal, true, complete, accurate and valid, and comply with the other requirements of Party B; and

(10)	other conditions:

Party B has sufficient lending quota to extend the loan at the time of such disbursement.

II.	Drawdown schedule

A drawdown means the disbursement of the proceeds of the loan by Party B to the Disbursement Account upon Party A’s application and in accordance with this Contract.

The drawdown schedule shall be determined in accordance with paragraph (I) below:

(I)	The drawdown schedule is as follows:

(1)	RMB thirty million yuan on March 19, 2020;

(2)	RMB [BLANK] on [BLANK];

(3)	RMB [BLANK] on [BLANK];

(4)	RMB [BLANK] on [BLANK];

(5)	RMB [BLANK] on [BLANK];

(6)	RMB [BLANK] on [BLANK];

[BLANK]

(II)	The drawdown schedule is as follows:

(1)	RMB [BLANK] on between [BLANK] and [BLANK];

(2)	RMB [BLANK] on between [BLANK] and [BLANK];

(3)	RMB [BLANK] on between [BLANK] and [BLANK];

(4)	RMB [BLANK] on between [BLANK] and [BLANK];

(5)	RMB [BLANK] on between [BLANK] and [BLANK];

(6)	RMB [BLANK] on between [BLANK] and [BLANK];

[BLANK]

(III)	Party A may make drawdown when and as needed.

(IV)	[BLANK]

III.

Party A shall make drawdown in accordance with the drawdown schedule as set out in paragraph II above. Unless otherwise agreed by Party B in writing, Party A shall not make drawdown earlier or later than scheduled, or split or cancel any drawdown.

IV.	If Party A makes drawdown in installments, the maturity date of the loan shall still be determined in accordance with Article 3 hereof.

V.	Documents and materials to be provided by Party A

The Parties agree that Party A shall provide the documents and materials in accordance with paragraph (II) [(I) or (II)] below:

(I)

1.	In the circumstance described in paragraph [BLANK] below:

(1)	the amount of a single drawdown is more than RMB10,000,000 and the amount of any external payment to be made by using the proceeds of such drawdown is more than RMB10,000,000; or

(2)	[BLANK],

Party A shall deliver the following documents and materials to Party B no later than [BLANK] business days prior to the date of such drawdown:

(1)	the loan disbursement certificate and the payment settlement certificate, each signed and affixed with seal by Party A; and

(2)

the transaction documents, including without limitation the written or electronic documents or materials expressly evidencing the purpose of the loan proceeds, such as contracts and/or invoices in relation to the purchase of relevant goods, services and funding);

[BLANK]

and other documents and materials required by Party B, including without limitation the business license, power of attorney, articles of association, shareholder or board resolutions of the counterparty of Party A and other similar documents and materials.

2.

Except for the circumstances described in paragraph 1 above, or unless Party B agrees, after reviewing the documents and materials submitted by Party A above, that the proceeds may be disbursed by means of self-payment as set out in paragraph VII of this article, Party A shall deliver the following documents and materials to Party B no later than [BLANK] business days prior to the date of such drawdown:

(1)	the utilization plan in relation to the loan to be disbursed (in the form in Appendix 3); and

(2)	the loan disbursement certificate signed and affixed with seal by Party A,

[BLANK]

and other documents and materials required by Party B, including without limitation the business license, power of attorney, articles of association, shareholder or board resolutions of the counterparty of Party A and other similar documents and materials.

(II)

Regardless of the amount of the drawdown, Party A shall deliver the following documents and materials to Party B no later than three business days prior to the date of such drawdown:

(1)	the loan disbursement certificate and the payment settlement certificate, each signed and affixed with seal by Party A; and

(2)

the transaction documents, including without limitation the written or electronic documents or materials expressly evidencing the purpose of the loan proceeds, such as contracts and/or invoices in relation to the purchase of relevant goods, services and funding;

[BLANK]

and other documents and materials required by Party B, including without limitation the business license, power of attorney, articles of association, shareholder or board resolutions of the counterparty of Party A and other similar documents and materials.

VI.	Entrusted payment by Party B

1.	Circumstances where the entrusted payment by Party B (entrusted payment arrangement) applies

If a drawdown is in the event described in paragraph (2) below, it shall be disbursed by using the entrusted payment arrangement, i.e., Party A shall irrevocably entrust Party B to pay the proceeds of the loan to the counterparty of Party A. Party A shall not pay such proceeds of the loan by itself to its counterparty or any other third party.

(1)

the amount of a single drawdown is more than RMB10,000,000 and the amount of any external payment to be made by using the proceeds of such drawdown is more than RMB10,000,000, and Party B, after reviewing the documents and materials provided by Party A, considers that such drawdown has the feature that the payee is clear;

(2)	the entrusted payment arrangement shall be adopted regardless of the amount of the drawdown; or

(3)	[BLANK].

2.

If the entrusted payment arrangement is adopted, Party B shall remit the proceeds of the loan to the Disbursement Account, and then remit such proceeds from the Disbursement Account to the account of Party A’s counterparty. Party A shall not dispose of the proceeds of the loan by any means (including without limitation transfer and withdrawal of cash).

3.

Party B will conduct a formal review of the amount, time, payee, method and accounts of the disbursement based on the documents and materials provided by Party A. Once Party B confirms that the disbursement complies with Party B’s requirements after such formal review of the factors above, it will pay the proceeds of the loan to the counterparty of Party A. Party B’s obligations under such entrusted payment arrangement shall be deemed as having been discharged in full once the proceeds of the loan are credited to the account of the counterparty as provided by Party A. Party A shall check whether a payment is successfully made within one business day after the payment date. If a payment is not successful, it shall immediately notify Party B. Party A shall ensure that the counterparty and the specific purpose of the loan are consistent with the transaction documents.

4.

Party B’s formal review of the payment factors above does not constitute Party B’s confirmation of the truthfulness and legality of the transaction, or Party B’s involvement in any dispute between Party A and its counterparty or any other third party, nor does it mean that Party B will be liable for any liability or obligation of Party A. Party A shall indemnify Party B against all losses incurred by Party B as a result of such entrusted payment arrangement.

5.

If the proceeds of the loan fail to be disbursed successfully or fail to be paid promptly to the account of Party A’s counterparty due to any reason not attributable to Party B, such as the fact that the documents or materials provided by Party A are incomplete, untrue or inaccurate, or inconsistent with the specific purpose of the loan, or there is any conflict among the information, the following provisions shall apply:

(1)

Party A shall be liable for all consequences arising therefrom, including without limitation all losses caused by the failure to disburse the proceeds of the loan successfully or pay the loans of the proceeds promptly to the account of Party A’s counterparty. Party B will not assume any liability in this respect, and Party A shall indemnify Party B against all losses incurred by Party B in this respect;

(2)	Party A shall not dispose of such part of proceeds of the loan by any means (including without limitation transfer and withdrawal of cash); and

(3)	Party A shall deliver new or corrected documents and materials as required by Party B within three business days;

[BLANK]

Party B may declare that such part of the loan becomes immediately due and payable if Party A is in breach of any provisions above.

6.

Party A shall be liable for all risks, liability and losses in relation to any failure, error or delay of payment of the loan proceeds due to any reason not attributable to Party B. Party B will not be liable for such risks, liability or losses. Party A shall indemnify Party B against all losses incurred by Party B in this respect.

VII.	Self-payment by Party A

If a drawdown does not meet the conditions for the adoption of the entrusted payment arrangement under paragraph VI.6 of this article, it may be disbursed by using the self-payment by Party A (self-payment arrangement), i.e., Party B will remit the proceeds of the loan to the Disbursement Account according to the drawdown request by Party A, and Party A will pay such proceeds by itself to its counterparty. Party A shall ensure that the counterparty and the specific purpose of the loan are consistent with the transaction documents.

VIII.

Party B’s disbursement obligation shall be deemed as having been discharged in full when the proceeds of the loan are credited to the Disbursement Account, whether through the entrusted payment arrangement or self-payment arrangement. Party A shall ensure that the Disbursement Account is in a normal condition (including without limitation free of any seizure or attachment by the competent authority). Party A shall be liable for all risks, liability and losses arising from any seizure or deduction by the competent authority after the proceeds of the loan are credited to the Disbursement Account, and shall indemnify Party B against all losses incurred by Party B in this respect.

IX.	Change of payment method

Party B may change the method to pay the proceeds of the loan, including without limitation adjusting the conditions for the adoption of the entrusted payment arrangement (e.g., the amount threshold for the entrusted payment arrangement), and adjusting the payment method of a single drawdown amount, if:

1.	Party A is in any of the events of default as agreed hereunder;

2.	there is any circumstance which may endanger the claims of Party B as agreed hereunder;

3.	there is any other circumstance where Party B considers it necessary to change the payment method.

If Party B changes the payment method, Party A shall perform relevant obligations, such as re-submitting relevant documents and materials, in accordance with this Contract and the requirements of Party B.

Article 6    Use of Supervision of Accounts

I.	Disbursement Account

The Disbursement Account under this Contract shall be determined in accordance with paragraph 2 below:

1.

Party A shall open a dedicated Disbursement Account with Party B within [BLANK] business day after the effectiveness date of this Contract and prior to the first drawdown. The Disbursement Account will be exclusively used for the disbursement and payment of all loans hereunder.

2.	Another account opened by Party A with Party B (account number: [***]).

II.	Revenue account

1.

Party A shall open a new account with Party B or designate an existing account with Party B (account number: [***]) as the revenue account within one business day after the effectiveness date of this Contract.

2.

Party A shall regularly summarize and report the payments in and out of the revenue account to Party B on a quarterly [months or quarterly] basis. Party A shall summarize and report the payments in and out of the revenue account to Party B within the first five business days of each quarter.

3.	Party B may manage the payments in and out of the revenue account. In particular, the revenue account shall satisfy the requirement in paragraph (10) below:

(1)	The average balance of the account: [BLANK]

(2)	The time to receive the revenue: [BLANK]

(3)	The percentage of the revenue received by the revenue account in the total sales revenue of Party A: [BLANK]

(4)	The limit on the amount of a single payment out of the revenue account: [BLANK]

(5)	The daily limit on the amount of payments out of the revenue account: [BLANK]

(6)	The restriction on the activation of the online banking function for the revenue account: [BLANK]

(7)	Any payment out of the revenue account shall be approved by Party B;

(8)	the revenue account shall be exclusively used for receipt of revenue and repayment of the loans hereunder, and shall not be used for any other purpose;

(9)	[BLANK];

(10)	any other requirements by Party B;

(11)	the relevant requirements under the account management agreement entered into by the Parties separately.

Article 7    Repayment

I.	Repayment principle

Party A shall repay the loans hereunder in accordance with the following principle:

Party B may first use the amount repaid by Party A to reimburse the expenses advanced by Party B for Party A and the expenses incurred by Party B for realizing its claims, and the balance of the repaid amount shall be applied first toward the interest and then toward principal, and any interest accrued on the principal shall be settled when such principal is repaid. However, the balance of the amount repaid by Party A after payment of the expenses above shall be applied first toward principal, and then toward interest, if there is any loan hereunder with principal or interest overdue by more than 90 days, or there are other circumstances where such repayment principle shall apply in accordance with the applicable laws, regulations or rules.

II.	Payment of interest

Party A shall pay the interest due and payable to Party B on the interest settlement date. The first interest payment date shall be the first interest settlement date after the disbursement of the loan. All outstanding interest shall be paid in full with the repayment of the last installment of principal.

III.	Principal repayment plan

The principal repayment plan shall be determined in accordance with paragraph (I) below:

(I)	The principal repayment plan shall be as follows:

(1)	RMB thirty million yuan on March 19, 2021;

(2)	RMB [BLANK] on [BLANK];

(3)	RMB [BLANK] on [BLANK];

(4)	RMB [BLANK] on [BLANK];

(5)	RMB [BLANK] on [BLANK];

(6)	RMB [BLANK] on [BLANK];

(7)	[BLANK]

(II)	[BLANK]

IV.	Method of repayment

Party A shall ensure that the revenue account or another account opened with Party B has sufficient balance to make the current repayment prior to the repayment date agreed hereunder, and shall make transfer to make the repayment (and Party B also has the right to deduct relevant amount from such account to make the repayment), or transfer relevant amount from another account to make the repayment on the repayment date agreed hereunder.

V.	Prepayment

If Party A intends to prepay any principal, it shall submit an application to Party B in writing at least thirty business days prior to the prepayment, and upon the approval of Party B, may prepay all or part of the principal.

If Party A prepays any principal, the interest accrued on such principal shall be calculated on the basis of the actual number of days lapsed and the loan interest rate agreed hereunder.

If Party B approves any prepayment by Party A, it may charge a prepayment premium to Party A, which shall be determined in accordance with paragraph 2 below:

1.	Prepayment premium = the amount of the prepaid principal × the number of remaining months of the loan term × [BLANK]‰, and any fraction period less than a month shall be deemed as a month; or

2.	No prepayment premium will be charged.

If the loan is to be repaid in installments, and Party A prepays part of the principal of the loan, the repaid amount shall be applied in an inverse order. The loan interest rate shall continue to apply to the outstanding part of the loan after such prepayment.

Article 8    Rights and Obligations of Party A

I.	Rights of Party A

(I)	Party A has the right to require Party B to disburse the loan in accordance with this Contract;

(II)	Party A has the right to use the proceeds of the loan for the purpose agreed hereunder;

(III)	Party A has the right to apply for renewal of the loan subject to the conditions required by Party B;

(IV)

Party A has the right to require Party B to keep confidential the financial information and trade secrets in relation to production and operation provided by Party A, unless otherwise provided by the applicable laws, regulations or rules, or otherwise required by the competent authority or agreed by the Parties; and

(V)

Party A has the right to decline any request of Party B or its personnel seeking bribes, and has the right to report to the relevant authorities such acts or any violation by Party B of the applicable laws and regulations in relation to credit interest rate or service fees

II.	Obligations of Party A

(I)	Party A shall make drawdown and repay the principal and interest of the loan in full in accordance with this Contract, and pay the expenses as agreed hereunder;

(II)

Party A shall provide the financial information, production and operation information and other information as requested by Party B, including without limitation delivering to Party B the balance sheet and profit and loss statement (or in case of a public institution, the income statement) as of the end of the previous quarter within the first ten business days of the first month of each quarter, and promptly delivering the annual cash flow statement at the end of each year, and shall ensure that all information provided by it is legal, true, complete, accurate and valid, and shall not provide any false information or conceal any material operational or financial facts;

(III)

If there is any circumstance that has material adverse impact on Party A’s ability to repay its debts or may otherwise endanger Party B’s claims, or there is any change to Party A’s name, legal representative (principal), domicile, business scope, registered capital, articles of association, or other information registered with the administration for industry and commerce, Party A shall give a written notice to Party B, together with the relevant documents and materials reflecting such change, within 3 business days after the occurrence of such circumstance or change;

(IV)

Party A shall use the proceeds of the loan for the purpose as agreed hereunder. Party A shall not use or misappropriate the proceeds of the loan for any illegal or improper transactions, any investment in fixed assets or equity, any production or operation prohibited by the state, or exchange with any liability arising from Party A’s investment in fixed assets or equity. Party A shall cooperate with and accept the examination and supervision by Party B on its production, operation and financial activities, and the use and payment of the proceeds of the loan hereunder, and cooperate with and accept the relevant requirements of Party B in relation to post-drawdown management. Party A shall not transfer fund or assets, or use related party transactions, to avoid the debt assumed by it to Party B. Party A shall not fraudulently obtain loans or facility from the bank by discounting or pledging a note receivable, accounts receivable or other claims which are based on false contracts between Party A and its related parties. Party A shall make payment of the loan proceeds in accordance with this Contract, and shall not evade the entrusted payment requirement by splitting a large payment into several small payments;

(V)	If Party A uses the proceeds of the loan hereunder for manufacturing activities, it shall comply with the government regulations in relation to environment protection;

(VI)

Party A shall not, without the consent of Party B, create any security over the assets formed by the loan hereunder to secure the debts of a third party, until the principal of and any interest on the loan owed to Party B are repaid in full;

(VII)

If Party A is a group customer, it shall promptly report to Party B the details about any related party transaction with a value representing at least 10% of Party A’s net assets, including : (1) the relationship of the parties to such transaction; (2) the project and nature of such transaction; (3) the amount or relevant percentage of such transaction; and (4) the pricing policy (including the transactions without a value or with nominal value);

(VIII)

Party A shall obtain Party B’s written consent before it engages in any merger, division, equity transfer, external investment, material additional debt financing or other material matters, provided that such written consent given by Party B shall not affect Party B’s right to seek the remedy agreed hereunder if it subsequently considers that such acts may endanger Party B’s claims; and

(IX)

If the self-payment arrangement is adopted, Party A shall summarize and report to Party B the use and payment of the proceeds of the loan on a monthly basis. Party A shall summarize and report to Party B the use and payment of the proceeds of the loan in the previous month, together with a list of actual use of fund, within [BLANK] business days after the beginning of each month, until the proceeds of the loan are used in full. The form of the summary report is attached hereto as Appendix 4.

Article 9    Rights and Obligations of Party B

I.

Party B has the right to: (1) require Party A to repay the principal and pay interest and fees in accordance with this Contract; (2) manage and control the payment of the proceeds of the loan; (3) continuously monitor the overall cash flow of Party A; (4) require Party A to early repay the loan, based on the revenue of Party A; and (5) exercise other rights under this Contract and require Party A to perform other obligations under this Contract;

II.

Party B has the right to participate in any material financing project (i.e., a financing project with a total amount of more than RMB500 million or equivalent amount in foreign currencies), asset disposal, merger, division, share reform, insolvency and liquidation of Party A to protect Party B’s claims. Such participation shall take the form as described in paragraph 3 below:

1.	Party A shall obtain Party B’s written consent on such activities;

2.	the material financing project of Party A shall be arranged by Party B;

3.	the price and purchaser of the assets to be disposed of by Party A shall comply with the following provision:

Party A shall not dispose of its assets at a price which is obviously an unreasonably low price.

4.	[BLANK]

5.	Other form Party B considers appropriate.

III.	Party B shall disburse the loan in accordance with this Contract, unless the disbursement of the loan is prevented or delayed due to any reason attributable to Party A or not attributable to Party B;

IV.

Party B shall keep confidential the financial information and trade secrets in relation to production and operation provided by Party A, unless otherwise provided by the applicable laws, regulations or rules, or otherwise required by the competent authority or agreed by the Parties;

V.	Party B shall not offer or seek bribes from, or accepts bribes offered by, Party A or its personnel; and

VI.	Party B shall not engage in any activities which are in bad faith or harmful to Party A’s lawful interests.

Article 10    Liability for Breach of Contract and Remedies for the Circumstances that endanger Party B’s Claims

I.	Breach of contract by Party B and liability for breach of contract

(I)	If Party B fails to disburse the loan in accordance with this Contract without any justification, Party A may require Party B to continue to disburse the loan in accordance with this Contract;

(II)

If Party B charges any improper interest or fees to Party A in violation of the prohibition of the applicable laws and regulations, Party A has the right to require Party B to refund such interest or fees.

II.	Breach of contract by Party A

(I)	Party A is in breach of any provision of this Contract or any statutory obligation;

(II)	Party A expressly refuses to perform any obligation hereunder, or Party A’s acts indicate that it will not perform any obligation hereunder.

III.	Circumstances that may endanger Party B’s claims

(I)

Any of the following events, which in Party B’s opinion may endanger its claims under this Contract: Party A is involved in contracting (承包), trust (receivership), leasing, share reform, reduction of registered capital, investment, joint operation, merger, consolidation, acquisition restructuring, division, joint venture, equity transfer, material additional debt financing, filing (or being filed) for wind-up, filing for dissolution, revocation, filing (or being filed) for bankruptcy, change of controlling shareholder/actual controller, transfer of material assets, suspension of operation, wind-up, substantial fines imposed by the competent authority, cancellation of registration, revocation of business license, material legal dispute, serious difficulty in production and operation, deterioration of financial conditions or credit conditions, or inability of its legal representative or main principal to normally perform their duties;

(II)

Any of the following events, which in Party B’s opinion may endanger its claims under this Contract: Party A fails to perform any other debt (including any debt owed to any branch of China Construction Bank or other third party) when due, transfer any assets at a low price or without consideration, waive any third party debt, neglect to exercise its claims or other rights, or provide security for any third party; Party A’s financial conditions fail to continuously comply with the requirements of Appendix 2 (Financial Covenants); there is any abnormal fluctuation of balance in any account of Party A (including without limitation the revenue account and other account monitored by Party B); there is any event of material cross-default on part of Party A; the profitability of Party A’s main operation is insufficient; or there is any abnormal circumstance in relation to the use of the proceeds of the loan;

(III)

the shareholders of Party A abuse the independent legal personality of Party A or the limited liability of shareholders to evade debts, which in Party B’s opinion may endanger Party B’s claims hereunder;

(IV)	any condition precedent to the disbursement of the loan agreed hereunder fails to remain satisfied;

(V)	the Guarantor is in any of the following events, which in Party B’s opinion may endanger Party B’s claims hereunder:

(1)	the Guarantor is in breach of any provision of this Contract, or any representation or warranty made by it contains any false statement, error or omission;

(2)

the Guarantor is involved in contracting (承包), trust (receivership), leasing, share reform, reduction of registered capital, investment, joint operation, merger, consolidation, acquisition restructuring, division, joint venture, equity transfer, material additional debt financing, filing (or being filed) for wind-up, filing for dissolution, revocation, filing (or being filed) for bankruptcy, change of controlling shareholder/actual controller, transfer of material assets, suspension of operation, wind-up, substantial fines imposed by the competent authority, cancellation of registration, revocation of business license, material legal dispute, serious difficulty in production and operation, deterioration of financial conditions or credit conditions, or inability of its legal representative or main principal to normally perform their duties, which may affect the ability of the Guarantor to provide guarantee;

(3)	other circumstances where the Guarantor has lost or may loss the ability to provide guarantee;

(VI)	the mortgage or pledge is in any of the following events, which in Party B’s opinion may endanger Party B’s claims hereunder:

(1)

the collateral is destructed or lost, or the value of the collateral has diminished, due to third party action, expropriation, confiscation, requisition, repossession without compensation, demolition, change of market condition or any other reason;

(2)	the collateral is subject to seizure, attachment, freezing order, deduction, lien, auction, administrative supervision or title dispute;

(3)	the mortgagor or pledgor is in breach of any provision of this Contract, or any representation or warranty made by it contains any false statement, error or omission; or

(4)	other circumstances that may endanger the realization of mortgage or pledge by Party B;

(VII)

any security is not created, not effective, invalid, revoked or terminated, the Guarantor or security provider is in default or expressly refuse to perform its obligations as a guarantor or security provider, or its acts indicate that it will not perform its obligations as a guarantor or security provider, or the Guarantor or security provider loses all or part of its ability to act as a guarantor or security provider, or the value of collateral diminishes, or there is any other similar circumstance, which in Party B’s opinion may endanger Party B’s claims hereunder; or

(VIII)	other circumstances which in Party B’s opinion may endanger Party B’s claims hereunder.

IV.	Remedies for Party B

Upon the occurrence of any circumstance as described in paragraph II or III of this article, Party B may exercise any one or more of the following rights:

(I)	Party B may cease the disbursement of the loan;

(II)	Party B may impose additional conditions for the disbursement and payment of the loan;

(III)	Party B may change the payment method of the loan in accordance with this Contract;

(IV)	Party B may declare that the loan becomes immediately due and payable, and require Party A to immediately repay all outstanding principal, interest and fees hereunder, whether due or not;

(V)

If Party A fails to make drawdown in accordance with this Contract, Party B may require Party A to pay liquidated damages equal to 10% of the amount which Party A fails to draw down, and may reject any drawdown request submitted by Party A for any unutilized part of the loan hereunder;

(VI)

If Party A fails to use the proceeds of the loan for the purpose agreed hereunder, Party B may impose default interest and compound interest on the misappropriated part of the loan at the applicable default interest rate and the interest settlement method agreed hereunder from the date of such misappropriation to the date of repayment of the principal and interest in full;

(VII)

In the event of overdue of the loan, Party B may impose default interest and compound interest on the overdue principal and interest (including the principal and interest which Party B declares immediately due and payable in part or in full) at the applicable default interest rate and the interest settlement method agreed hereunder from the date immediately following the due date to the date of repayment of the principal and interest in full. “Overdue of the loan” means that Party A fails to promptly repay the loan or fails to repay the loan in accordance with the installment repayment plan as agreed hereunder.

Prior to the maturity of the loan, Party B may impose compound interest on the overdue interest at the loan interest rate and the interest settlement method as agreed hereunder;

(VIII)	Other remedies, including without limitation:

(1)	Party B may deduct any amount in RMB or foreign currency from any account opened by Party A with the system of China Construction Bank, without prior notice to Party A;

(2)	Party B may enforce any security;

(3)	Party B may require Party A to provide any new security acceptable to Party B covering all debts hereunder;

(4)

Party B may decline any request of Party A for disposal of relevant amount of deposits in the accounts (including without limitation the revenue account) opened by Party A with the system of China Construction Bank; and

(5)	Party B may terminate this Contract.

Article 11    Miscellaneous

I.	Costs and expenses

All expenses arising from Party A’s breach of any provision of this Contract, including without limitation any court fee, arbitration fee, property preservation fee, travel expenses, enforcement fee, appraisal fee, auction fee, notarization fee, service fee, announcement fee, legal fee and other expenses actually incurred by Party B as a result of breach by Party A, shall be borne by Party A;

In respect of other expenses, the Parties agree as follows: [BLANK]

II.	Use of Party A’s information

Party A agrees that Party B may search, print and save Party A’s creditworthiness information with the basic database of financial and credit information and other legally established credit referencing institutions, and that Party B may provide Party A’s information to the basic database of financial and credit information and other legally established credit referencing institutions. Party A also agrees that Party B may reasonably use and disclose Party A’s information for business need.

III.	Demand by announcement

If Party A fails to promptly repay the principal or interest of the loan or is otherwise in default, Party B may report the same to relevant authority or entity, and demand the repayment of such debts by publishing an announcement through media.

IV.	Admissibility of Party B’s record as evidence

Unless there is reliable and firm evidence to the contrary, the internal accounting records of Party B in relation to principal, interest, fees and repayment records, the notes and vouchers prepared or retained by Party B in relation to any drawdown, repayment or payment of interest by Party A or any demand issued by Party B, shall constitute the conclusive evidence of the debts owed by Party A to Party B. Party A shall not raise any objection solely on the ground that such records, notes or vouchers are prepared or retained by Party B unilaterally.

V.	Reservation of rights

The rights of Party B hereunder will not affect or exclude any other right available to it under the applicable laws, regulations or other contracts. Any tolerance, grace period, preference or delay in exercise of the rights hereunder in respect of any default or delay shall not be deemed as a waiver of any right or interests hereunder or acceptance or permission of any breach of this Contract, nor shall it restrict, prevent or impede the continued exercise of such right or exercise of any other right, or cause Party B to assume any obligation or liability to Party A.

VI.

If Party A owes any due debt to Party B other than those under this Contract, Party B may deduct any amount in RMB or foreign currency in any account opened by Party A with the system of China Construction Bank, and use such amount to first repay any due debt, and Party A agrees not to raise any objection.

VII.

If there is any change to Party A’s communication address or contact information, Party A shall immediately notify Party B in writing of such change. Party A shall be liable for any loss arising from its failure to promptly notify Party B of such change.

VIII.	Appropriation of receivables

Party B may deduct any amount in RMB or foreign currency equivalent to the total amount payable by it hereunder from any account opened by Party A with the system of China Construction Bank, without giving any prior notice to Party A. Party A shall assist Party B in handling the foreign exchange purchase, sale or settlement formalities as required for such deduction, and Party A shall bear the exchange rate risk.

IX.	Dispute resolution

Any dispute arising from the performance of this Contract may be resolved through negotiations, and if any dispute fails to be resolved through negotiations, it shall be resolved in accordance with paragraph 1 below:

1.	The dispute shall be submitted to the people’s court at the place of domicile of Party B.

2.

The dispute shall be submitted to [BLANK] arbitration commission for arbitration seated in [BLANK] in accordance with the arbitration rules of the commission in effect at the time of arbitration application. The arbitration award shall be final and binding upon the Parties.

The Parties shall continue to perform the provisions of this Contract which are not subject to dispute during the legal or arbitration proceedings.

X.	Effectiveness of the Contract

This Contract shall take effect upon the signing and affixing with the company seal by Party A’s legal representative (principal) or authorized representative and the signing and affixing with the company seal by Party B’s principal or authorized representative.

Appendices to this Contract shall be part of this Contract, and have the equal legal force as this Contract.

XI.	This Contract shall be made in four originals.

XII.	Other provisions

(I)	Provisions in relation to value added tax

1.	All prices and other fees hereunder shall be inclusive of value added tax, unless otherwise agreed by the parties.

2.	Invoicing

2.1	Party B shall issue invoices in accordance with paragraph (1) below:

(1)	If Party A requests issuance of invoices, Party B shall, after the receipt of the amount paid by Party A, issue a value added tax invoice in such amount in accordance with the laws.

(2)	Other provisions: [BLANK]

2.2	Invoicing details provided by Party A

Company name (full name): Genetron Health (Beijing) Company, Ltd.

Taxpayer identification number: 91110114339802512K

Bank account: [***]

Account bank: China Merchant Bank, Beijing Guanghua Road Sub-branch

Address:	Room 201, 2/F, Building 11, Sector 1, No. 8 Shengmingyuan Road, Zhongguancun Life Science Park, Huilongguan Town, Changping District, Beijing

Tel: 010-50907513

2.3

If any invoice needs to be made void or any credit note needs to be issued, Party A shall promptly provide the assistance as requested by Party B. If an invoice cannot be made void or a credit note cannot be issued due to any reason attributable to Party A, Party A shall compensate for all losses incurred by Party B, including without limitation taxes, surcharges, penalties, and late payment interest.

3.

If Party A is a foreign entity, and is entitled to preferential tax treatment under the applicable laws, regulations, rules and department regulations in respect of the price and other fees hereunder, in respect of which any tax filing is required, Party A shall promptly provide Party B with sufficient and accurate information in relation to the filing for preferential value added tax treatment as requested by Party B, so as to assist Party B in completing the tax filing.

(II)	Service of documents

Party A and Party B agree on the addresses for the service of notices, agreements and instruments in relation to this Contract and the legal consequences as follows:

1.	Address:

(1)	Party A confirms that its valid address for the service of documents is:

Room 201, 2/F, Building 11, Sector 1, No. 8 Shengmingyuan Road, Zhongguancun Life Science Park, Huilongguan Town, Changping District, Beijing

(2)	Party B confirms that its valid address for the service of documents is:

No. B-10 Chaowai Avenue, Chaoyang District, Beijing

2.	Applicable scope of the address

The addresses above shall be applicable to the service of all notices, agreements and instruments in relation to this Contract, including without limitation the service of all notices and agreements during the performance of this Contract, the service of relevant documents and legal instruments in relation to any dispute over this Contract, and the service of the legal process in the arbitration or civil proceedings of the first instance, second instance, retrial or enforcement in relation to such dispute.

3.	Change of address

(1)

If there is any change to Party A’s address, it shall notify Party B in writing of such change at least twenty business days in advance, by giving a written notice to the address of service of Party B;

(2)	If there is any change to Party B’s address, it shall notify Party A of such change by giving a written notice to Party A by post.

(3)	If a Party changes its address in the course of arbitration or civil proceedings, it shall also notify the arbitration institution or court in writing of such change.

(4)

After a Party performs the notification obligation above, its address after such change shall become its effective address of service; otherwise, the original address confirmed by it shall remain as its effective address of service.

4.	Legal consequences

(1)

If any notice, agreement, legal document or other document fails to be actually received by a Party or delivered by post, due to the reasons that the address provided or confirmed by a Party is inaccurate, or a Party fails to promptly give a notice as required above after a change to the address, or a Party or its designated recipient refuses to accept the notice, agreement or document, sch notice, agreement or document shall be deemed as served on the date of rejection; if such notice, agreement or document is delivered in person, it shall be deemed as served on the date as confirmed by the person who is served on the acknowledgement of receipt.

(2)

The arbitration institution or court may directly send documents to the addresses above by post, and any document served by the arbitration institution or court at such address shall be deemed as served on the relevant Party, whether or not such documents are actually received by the recipient.

(III)

In the event of deterioration of Party A’s credit condition, including without limitation the events of default on part of Party A or any circumstance that may endanger Party B’s claims hereunder, Party B may unilaterally adjust the disbursement amount or refuse to disburse any loan or financing to Party A, without prior notice to Party A. Party A undertakes not to raise any objection to such arrangement.

(IV)

Article 11 of this Contract shall be amended as: This Contract shall take effect upon the affixing with the signature stamp or name seal and the company seal by Party A’s legal representative (principal) or authorized representative and the signing and affixing with the company seal by Party B’s principal or authorized representative.

Article 12    Representations and Warranties

I.	Party A expressly acknowledges Party B’s business scope and authority.

II.

Party A has read all terms of this Contract. Upon Party A’s request, Party B has explained the relevant terms of this Contract. Party A fully knows and understands the meaning and relevant legal consequences of the terms of this Contract.

III.

The execution and performance of obligations under this Contract by Party A comply with the applicable laws, administrative regulations and rules, and the articles of association or constitutional documents of Party A, and have been approved by the competent corporate organ and/or the competent government authority.

IV.	Party A complies with the laws and regulations in conducting production and operation;

V.	Party A is able to operate as a going concern, and has the legal source of funding to repay the loan hereunder;

VI.	Party A undertakes that all the loans hereunder are borrowed for the true need, and do not exceed the actual need.

VII.	Party A and its controlling shareholder are in good credit conditions, and have no material record of bad credit.

VIII.

Party B may appoint any other branch of China Construction Bank to disburse the loan hereunder, and exercise and perform the rights and obligations of Party B hereunder. Party A has no objection to such appointment.

IX.

Party A represents that at the time of execution of this Contract, Party A and its material related parties do not violate the applicable laws, regulations or rules in relation to the management of environmental and social risks, and undertakes that it will reinforce the management of environmental and social risks in relation to itself and its material related parties after the execution of this Contract, and that it will comply with the applicable laws, regulations and rules in relation to the management of environmental and social risks, and refrain from any construction, production or operation which will cause damage and related risks to the environment and society (including without limitation the environmental and social issues in relation to energy consumption, pollution, land, health, safety, relocation and settlement, ecological protection, emission reduction, and climate change). Party A agrees that Party B may supervise on Party A’s management of the environmental and social risks, and require Party A to submit environmental and social risk reports. If any representation of Party A above is false, or Party A fails to comply with its undertakings above, or Party A may cause environmental and social risks, Party B may terminate the credit facility granted to Party A (including without limitation refusal to disburse a loan, provide financing, issue a guarantee letter, letter of credit or bank acceptance bill), or declare the principal of and interest on any debt (including without limitation loan, facility and any advance which has been or may be made) as immediately due and payable, or take any other remedial measures provided hereunder or permitted by the laws.

Party A (company seal): Genetron Health (Beijing) Company, Ltd. (seal)

Legal representative (principal) or authorized representative (signature): Sizhen Wang (seal)

Date: March 16, 2020

Party B(company seal): China Construction Bank, Beijing Chaoyang Sub-branch (seal)

Principal or authorized representative (signature):

Date: March 16, 2020

The Parties to this Contract shall verify the authenticity of the terms of this Contract by scanning the QR code with the CCB mobile banking App.